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             DATED                FEBRUARY 24                 1998
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                          INSIGNIA FINANCIAL GROUP INC


                                     - and -



                            ANDREW JOHN MACK HUNTLEY






                         ==============================

                         SUPPLEMENTAL SERVICE AGREEMENT

                         ==============================
                                DPHB(402)/715973



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DPHB(402)715973/03.02.98

THIS AGREEMENT is made on FEBRUARY 24, 1998


BETWEEN:

(1) INSIGNIA FINANCIAL GROUP INC. whose principal place of business is at One Insignia Financial Plaza, Greenville, South Carolina 29602 ("INSIGNIA").

(2) ANDREW JOHN MACK HUNTLEY of Ashhurst, Fenhurst, Haslemere, Surrey GU27 3JB (the "EXECUTIVE"); and


THE PARTIES AGREE AS FOLLOWS:

1. In this agreement terms defined in the Service Agreement (to which this Agreement is supplemental) ("THE REGL AGREEMENT") between Richard Ellis Group Limited ("REGL") (1) and the Executive (2) shall bear the same meaning herein save that "Group of Companies" means Insignia and all subsidiary and associated companies of Insignia.

2.      TERM AND APPOINTMENT

2.1 The Company shall engage the Executive and the Executive shall serve the Insignia as hereinafter provided (the "Appointment"). The Appointment shall commence on the Commencement Date and shall continue for so long as the Executive is employed by REGL under the REGL Agreement.

2.2 For the purposes of clause 2.5 of the REGL Agreement, the Executive's remuneration under clause 4.1 hereof, shall be added to any remuneration payable under clause 6.1 of the REGL Agreement for the purposes of calculating the Variation Payment as defined in the REGL Agreement.

3.      DUTIES

3.1 During the Appointment the Executive shall devote such of his time and attention to the duties assigned to him as is reasonably necessary to perform the same and as are consonant with his duties under the REGL Agreement and when carrying out those duties shall well and faithfully serve the Company and use his reasonable endeavours to promote the interests of the Company and shall obey all reasonable and lawful directions given to him by or under the authority of the Board provided that:

        (a) the Executive shall when undertaking duties for Insignia only take instructions from the board of directors of Insignia; and


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        (b)    Insignia shall use reasonable endeavours to nominate the
               Executive to be appointed to the board of directors of Insignia at the first annual meeting following the Commencement Date.

3.2 Subject to the provisions of clause 3.1 the Executive may be required in pursuance of his duties hereunder:

        (a) to perform services not only for the Company but also for any of the Group Companies and without further remuneration (except as otherwise agreed and except pursuant to the REGL Agreement) to accept such offices in any of the Group Companies as the Company may from time to time reasonably require provided that the Executive shall not be required to account to the Company and shall be entitled to retain as additional remuneration/expenses any salary, bonuses, reimbursed expenses and any other remuneration of any kind paid to him by REGL;

        (b) to travel to such places whether in or outside the United Kingdom by such means and on such occasions as the Board and/or the Board of the holding company may from time to time reasonably require;

        (c) to make reports to the Board of Insignia on any matters concerning the affairs of Insignia or REGL or any other Group Company as it or they may reasonably require.

3.3 If there should be any conflict between Insignia's instructions to the Executive hereunder and REGL's instructions to the Executive with the REGL Agreement or the Executive's fiduciary duties as a director of REGL, Insignia will resolve with same so that the Executive is not placed in a position where he cannot comply both with the requirements of this Agreement and the REGL Agreement.

4.      REMUNERATION

4.1 During the Appointment, as remuneration for his services hereunder, the Executive shall be paid a fixed salary at the rate of 50,000 per annum or such higher rate as may from time to time be agreed. Such salary shall be inclusive of any fees or remuneration which he would otherwise be entitled to receive from the Company or any associated Company (save in respect of the REGL Agreement) and shall be payable by bank credit transfer in equal monthly instalments in arrears on or before the last working day of each calendar month.

4.2 In addition to the said salary and at the absolute discretion of the board and directors of Insignia the Executive shall be entitled to participate in any bonus or incentive scheme in Insignia appropriate to his status


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5.      EXPENSES

        The Executive shall be entitled to be repaid all reasonable travelling, hotel, entertainment and other expenses properly authorised by the Board and incurred in or about the performance of the duties hereunder, which expenses shall be evidenced in such manner as the Company may specify from time to time and additional allowance shall be made for expenses for intercontinental travel including to the United States.

6.      GENERAL

6.1 The provisions of clauses 5 and 7 to 21 (inclusive) of the REGL Agreement shall mutatis mutandis apply hereto and references therein to "the Company" shall for the purposes of this Agreement be read and construed as references to Insignia.

6.2 Save with Insignia's agreement this Agreement shall be co-terminus with the REGL Agreement and notice given to terminate either shall be effective to terminate both.

IN WITNESS whereof this agreement has been executed as a deed on the date first before written



Signed by [Andrew Farkas]             )
duly authorised for and on behalf of  )
INSIGNIA FINANCIAL GROUP INC.         )     /s/ Andrew L. Farkas
in the presence of:                   )     ________________________________
                                            Chairman & CEO



Signed as a Deed by the said          )
ANDREW JOHN MACK                      )
HUNTLEY in the presence of:           )    /s/Andrew J. M. Huntley
                                           _________________________________